Herc Holdings Reports Third Quarter and Nine Months Results

–
Achieves 8.7% growth in equipment rental revenue to $449.0 million; average fleet growth of 5.5%; and 12.8% growth in total revenues to $516.2 million in the third quarter of 2018 over the prior-year period

–	Reports pricing improved 3.2% in the third quarter of 2018, the 10th consecutive quarter of year-over-year improvement

–	Drives net income to $46.2 million and increases adjusted EBITDA by 14.0% to $201.5 million in the third quarter of 2018 compared to $176.7 million in the prior-year period

–	Raises 2018 adjusted EBITDA guidance range from $630 to $660 million to a range of $675 to $685 million

Bonita Springs, Fla., November 8, 2018 -- Herc Holdings Inc. (NYSE: HRI) ("Herc Holdings" or the "Company") today reported financial results for the quarter and nine months ended September 30, 2018. Equipment rental revenue was $449.0 million and total revenues were $516.2 million in the third quarter of 2018, up from $413.1 million and $457.6 million, respectively, for the same period last year. The Company's net income improved by $33.4 million to $46.2 million or $1.60 per diluted share in the third quarter of 2018, compared to net income of $12.8 million or $0.45 per diluted share in the same period in 2017.

Equipment rental revenue increased 8.7%, average fleet at original equipment cost (OEC) increased 5.5% and overall pricing improved 3.2% in the third quarter of 2018 over the prior-year period. Adjusted EBITDA increased 14.0% to $201.5 million in the third quarter compared to $176.7 million in the comparable period in 2017. See page A-4 for a description of the items excluded in calculating adjusted EBITDA.

“We achieved strong rental revenue and adjusted EBITDA growth in the third quarter with adjusted EBITDA margin of 39.0% marking the highest quarterly level we have recorded since becoming a stand-alone public company," said Larry Silber, president and chief executive officer. "Strong market demand facilitated an acceleration in pricing of 3.2% in the quarter, our 10th consecutive quarter of year-over-year pricing improvement. Our initiatives to better manage costs also began to gain traction as indicated by the stabilization of direct operating expenses and reduction in sales, general and administrative expenses. Our strategic plan continues to drive growth through fleet and customer diversification and we expect to steadily improve adjusted EBITDA margin with strong flow-through."
Third Quarter Highlights

•
Equipment rental revenue in the third quarter of 2018 increased 8.7% or $35.9 million to $449.0 million compared to $413.1 million in the prior-year quarter. The gain reflected strong growth in rental revenue from local accounts and ProSolutionsTM and ProContractor categories over the prior year.

•
Total revenues increased 12.8% to $516.2 million in the third quarter compared to $457.6 million in 2017. The $58.6 million year-over-year improvement included an increase in sales of rental equipment of $22.4 million. The Company benefited from a strong used equipment market as it continued to focus on improving equipment mix and reducing fleet age.

•	Pricing increased 3.2% in the third quarter of 2018 compared to the same period in 2017.

•	Dollar utilization of 39.2% in the third quarter of 2018 increased 50 basis points compared to the prior-year period, reflecting improved pricing as well as and customer and fleet mix diversification.

•	Direct operating expenses were $194.4 million in the third quarter of 2018 compared to $188.1 million in the prior-year period. The 3.3% increase was driven by increased rental activity, offset by improved operating efficiencies.

•
Selling, general and administrative expenses (SG&A) decreased $6.1 million to $78.4 million in the third quarter of 2018 compared to $84.5 million in the prior-year period. The 7.2% year-over-year decline resulted primarily from the reduction of costs related to the spin-off.

•
Interest expense in the third quarter of 2018 increased to $38.6 million compared to $32.4 million in the prior-year period. The increase was primarily due to expenses related to the partial redemption of the Company's senior secured second priority notes ("Notes") and higher average outstanding borrowings and average interest rate on the revolving credit facility during the quarter compared with the same period last year.

•
Net income increased $33.4 million to $46.2 million in the third quarter of 2018 compared to $12.8 million in the third quarter of 2017, primarily due to improved operating results and a tax benefit related to a revision in the one-time transition tax estimate under the Tax Cuts and Jobs Act of 2017 ("2017 Tax Act").

•	Adjusted EBITDA in the third quarter of 2018 increased 14.0% to $201.5 million compared to $176.7 million in the third quarter of 2017. The increase was primarily due to strong rental revenue growth.

Nine Months Highlights

•
Equipment rental revenue in the nine months of 2018 increased 11.6% or $126.1 million to $1,210.6 million compared to $1,084.5 million in the prior-year quarter. The double-digit growth reflected strong growth in rental revenue from local accounts and ProSolutionsTM and ProContractor categories.

•
Total revenues increased 13.5% to $1,433.0 million in the nine months compared to $1,262.8 million in 2017. The $170.2 million year-over-year increase was aided by an increase in sales of rental equipment of $47.1 million. The Company benefited from a strong used equipment market as it continued to focus on improving equipment mix and reducing fleet age.

•	Pricing increased 3.0% in the nine months of 2018 compared to the same period in 2017.

•	Direct operating expenses were $584.9 million compared to $525.6 million in the prior-year period. The 11.3% increase was related to strong rental revenue activity for the nine-month period.

•
SG&A decreased $14.2 million to $230.2 million in the nine months of 2018 compared to $244.4 million in the prior-year period. The 5.8% year-over-year decline resulted primarily from the reduction of costs related to the spin-off and professional fees.

•
Interest expense in the nine months of 2018 increased $1.2 million to $103.0 million from $101.8 million in the prior-year period primarily due to higher average borrowings and a higher interest rate on the revolving credit facility compared with the same period last year, offset by a decrease in interest on the Notes due to lower average outstanding borrowings due to the partial redemptions made in July 2018 and October 2017.

•
Net income rose $89.8 million to $35.8 million for the nine months of 2018 compared to a net loss of $54.0 million in the comparable prior-year period due to improved operating results and and a tax benefit related to a revision in the one-time transition tax estimate under the 2017 Tax

Act.

•
Adjusted EBITDA in the nine months of 2018 increased 19.3% to $486.4 million compared to $407.6 million in the prior year. The increase was primarily due to strong rental revenue growth and improved results from a higher volume of sales of rental equipment.

Capital Expenditures - Fleet

•
The Company reported net fleet capital expenditures of $428.4 million for the nine months of 2018. Gross fleet capital expenditures were $617.5 million, and disposals were $189.1 million. See page A-5 for the calculation of net fleet capital expenditures.

•	As of September 30, 2018, the Company's total fleet was approximately $3.92 billion at OEC, based on the American Rental Association guidelines.

•	Average fleet at OEC increased 5.5% in the third quarter and 4.9% in the nine months compared to the prior-year periods.

•	Average fleet age declined to approximately 46 months as of September 30, 2018, compared with approximately 49 months as of September 30, 2017.

2018 Guidance

"The continued robust market demand along with our improved operating efficiencies support the increase in our fiscal year 2018 adjusted EBITDA guidance range well above our previous guidance," said Mr. Silber. "We also narrowed the guidance range of our net fleet capital expenditures for the full year and remain focused on a program of disciplined capital management."

Previous             Current
Adjusted EBITDA              $630 to $660 million         $675 to $685 million
Net fleet capital expenditures        $525 to $575 million        $525 to $540 million

The Company does not provide forward-looking guidance for certain financial measures on a GAAP basis because certain items contained in the GAAP measures, which may be significant, cannot be reasonably estimated, such as restructuring and restructuring related charges, special tax items, gains and losses from asset sales and the ultimate outcome of pending litigation.

Earnings Call and Webcast Information

Herc Holdings' third quarter 2018 earnings webcast will be held today at 8:30 a.m. U.S. Eastern Time. Interested U.S. parties may call +1-877-883-0383 and international participants should call + 1-412-902-6506, using the access code: 8724993. Please dial in at least 10 minutes before the call start time to ensure that you are connected to the call and to register your name and company.

Those who wish to listen to the live conference call and view the accompanying presentation slides should visit the Events and Presentations tab of the Investor Relations section of the Company's website at IR.HercRentals.com. The press release and presentation slides for the call will be posted to this section of the website prior to the call.

A replay of the conference call will be available via webcast on the company website at IR.HercRentals.com, where it will be archived for 90 days after the call. A telephonic replay will be available for one week. To listen to the archived call by telephone, U.S. participants should dial

+1-877-344-7529 and international participants + 1-412-317-0088 and enter the replay access code: 10124298.

About Herc Holdings Inc.

Herc Holdings Inc., which operates through its Herc Rentals Inc. subsidiary, is one of the leading equipment rental suppliers with approximately 275 locations, principally in North America. With over 50 years of experience, we are a full-line equipment rental supplier offering a broad portfolio of equipment for rent. Our classic fleet includes aerial, earthmoving, material handling, trucks and trailers, air compressors, compaction and lighting. Our equipment rental business is supported by ProSolutionsTM, our industry-specific solutions-based services, which includes pumping solutions, power generation, climate control, remediation and restoration, and studio and production equipment, and our ProContractor professional grade tools. Our product offerings and services are aimed at helping customers work more efficiently, effectively and safely. The Company has approximately 4,900 employees. Herc Holdings’ 2017 total revenues were approximately $1.75 billion. All references to “Herc Holdings” or the “Company” in this press release refer to Herc Holdings Inc. and its subsidiaries, unless otherwise indicated. For more information on Herc Holdings and its products and services, visit: www.HercRentals.com.

Certain Additional Information

In this release we refer to the following operating measures:

•	Dollar utilization: calculated by dividing rental revenue by the average OEC of the equipment fleet for the relevant time period, based on the guidelines of the American Rental Association (ARA).

•
OEC: original equipment cost based on the guidelines of the ARA, which is calculated as the cost of the asset at the time it was first purchased plus additional capitalized refurbishment costs (with the basis of refurbished assets reset at the refurbishment date).

Forward-Looking Statements

This release contains statements, including those under "2018 Guidance," that are not statements of historical fact, but instead are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers not to place undue reliance on these statements, which speak only as of the date hereof. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from those suggested by our forward-looking statements, including:

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Risks related to material weaknesses in our internal control over financial reporting and the restatement of financial statements previously issued by Hertz Global Holdings, Inc. (in its form prior to the spin-off that effected the separation of the car rental business from us, “Hertz Holdings”), including that: we have identified material weaknesses in our internal control over financial reporting that may adversely affect our ability to report our financial condition and results of operations in a timely and accurate manner, which may adversely affect investor and lender confidence in us and, as a result, the value of our common stock and our ability to obtain future financing on acceptable terms, and we may identify additional material weaknesses; our efforts to design and implement an effective control environment may not be sufficient to remediate the material weaknesses, or to prevent future material weaknesses; such material weaknesses could result in a material misstatement of our consolidated financial statements that would not be prevented or detected; we continue to expend significant costs and devote management time and attention and other resources to matters related to our internal control over financial reporting; our material weaknesses could expose us to additional risks that could materially adversely affect our ability to execute our strategic plan and our financial position, results of operations and cash flows; any significant disruption or deficiency in the design of or implementing new information technology ("IT") systems, including the financial system migrated from Hertz Global Holdings Inc., formerly known as Hertz Rental Car Holding Company, Inc., ("New Hertz"), could materially adversely affect our ability to accurately maintain our books and records or otherwise operate our business; and Hertz Holdings' restatement has been costly and has resulted in government investigations and other legal actions, and could result in government enforcement actions and private litigation that could have a material adverse impact on our results of operations, financial condition, liquidity and cash flows;

•	Business risks could have a material adverse effect on our business, results of operations, financial condition and/or liquidity, including:

◦
the cyclicality of our business and its dependence on levels of capital investment and maintenance expenditures by our customers; a slowdown in economic conditions or adverse changes in the level of economic activity or other economic factors specific to our customers or their industries, in particular, contractors and industrial customers;

◦
our business is heavily reliant upon communications networks and centralized IT systems and the concentration of our systems creates or increases risks for us, including the risk of the misuse or theft of information we possess, including as a result of cyber security breaches or otherwise, which could harm our brand, reputation or competitive position and give rise to material liabilities;

◦	we may fail to maintain, upgrade and consolidate our IT networks;

◦	we may fail to respond adequately to changes in technology and customer demands;

◦	our success depends on our ability to attract and retain key management and other key personnel, and the ability of new employees to learn their new roles;

◦	we may have difficulty obtaining the resources that we need to operate, or our costs to do so could increase significantly;

◦	any occurrence that disrupts rental activity during our peak periods, given the seasonality of the business, especially in the construction industry;

◦	intense competition in the industry, including from our own suppliers, that may lead to downward pricing or an inability to increase prices;

◦
doing business in foreign countries exposes us to additional risks, including under laws and regulations that may conflict with U.S. laws and those under anticorruption, competition, economic sanctions and anti-boycott regulations;

◦	some or all of our deferred tax assets could expire if we experience an “ownership change” as defined in the Internal Revenue Code;

◦
changes in the legal and regulatory environment that affect our operations, including with respect to taxes, consumer rights, privacy, data security and employment matters, could disrupt our business and increase our expenses;

◦	an impairment of our goodwill or our indefinite lived intangible assets could have a material non-cash adverse impact;

◦
other operational risks such as: any decline in our relations with our key national account customers or the amount of equipment they rent from us; our equipment rental fleet is subject to residual value risk upon disposition, and may not sell at the prices we expect; maintenance and repair costs associated with our equipment rental fleet could materially adversely affect us; we may be unable to protect our trade secrets and other intellectual property rights; we are exposed to a variety of claims and losses arising from our operations, and our insurance may not cover all or any portion of such claims; we may face issues with our union employees; environmental, health and safety laws and regulations and the costs of complying with them, or any change to them impacting our markets, could materially adversely affect us; and strategic acquisitions could be difficult to identify and implement and could disrupt our business or change our business profile significantly;

•
Risks related to the spin-off, which effected our separation from New Hertz, such as: the liabilities we have assumed and will share with New Hertz in connection with the spin-off could have a material adverse effect on our business, financial condition and results of operations; if there is a determination that any portion of the spin-off transaction is taxable for U.S. federal income tax purposes, including for reasons outside of our control, then we and our stockholders could incur significant tax liabilities, and we could also incur indemnification liability if we are determined to have caused the spin-off to become taxable; if New Hertz fails to pay its tax liabilities under the tax matters agreement or to perform its obligations under the separation and distribution agreement, we could incur significant tax and other liability; we have limited operating history as a stand-alone public company, and our historical financial information for periods prior to July 1, 2016 is not necessarily representative of the results that we would have achieved as a separate, publicly traded company, and may not be a reliable indicator of our future results; our ability to engage in financings, acquisitions and other strategic transactions using equity securities is limited due to the tax treatment of the spin-off; and the spin-off may be challenged by creditors as a fraudulent transfer or conveyance;

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Risks related to our substantial indebtedness, such as: our substantial level of indebtedness exposes us or makes us more vulnerable to a number of risks that could materially adversely affect our financial condition, results of operations, cash flows, liquidity and ability to compete; an increase in interest rates or in our borrowing margin would increase the cost of servicing our debt and could reduce our profitability; the secured nature of our indebtedness, which is secured by substantially all of our consolidated assets, could materially adversely affect our business and holders of our debt and equity; and any additional debt we incur could further exacerbate these risks;

•
Risks related to the securities market and ownership of our stock, including that: the market price of our common stock could decline as a result of the sale or distribution of a large number of our shares or the perception that a sale or distribution could occur and these factors could make it more difficult for us to raise funds through future stock offerings; provisions of our governing documents could discourage potential acquisition proposals and could deter or prevent a change in control; and the market price of our common stock may fluctuate significantly; and

•
Other risks and uncertainties set forth in our Annual Report on Form 10-K for the year ended December 31, 2017 under Item 1A "Risk Factors," and in our other filings with the Securities and Exchange Commission.

All forward-looking statements are expressly qualified in their entirety by such cautionary statements. We do not undertake any obligation to release publicly any update or revision to any of the forward-looking statements.

Information Regarding Non-GAAP Financial Measures

In addition to results calculated according to accounting principles generally accepted in the United States (“GAAP”), the Company has provided certain information in this release which is not calculated according to GAAP (“non-GAAP”), such as adjusted EBITDA and adjusted EBITDA margin. Management uses these non-GAAP measures to evaluate operating performance and period-over-period performance of our core business without regard to potential distortions, and believes that investors will likewise find these non-GAAP measures useful in evaluating the Company’s performance. These measures are frequently used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry.

Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to similarly titled measures of other companies. For the definitions of these terms, further information about management’s use of these measures as well as a reconciliation of these non-GAAP measures to the most comparable GAAP financial measures, please see the supplemental schedules that accompany this release.

(See Accompanying Tables)

A-4

HERC HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues:
Equipment rental	$449.0	$413.1	$1,210.6	$1,084.5
Sales of rental equipment	50.1	27.7	175.6	128.5
Sales of new equipment, parts and supplies	14.2	13.9	36.4	40.3
Service and other revenue	2.9	2.9	10.4	9.5
Total revenues	516.2	457.6	1,433.0	1,262.8
Expenses:
Direct operating	194.4	188.1	584.9	525.6
Depreciation of rental equipment	98.3	96.3	288.6	283.5
Cost of sales of rental equipment	51.1	28.6	168.9	134.9
Cost of sales of new equipment, parts and supplies	10.6	10.8	27.7	30.3
Selling, general and administrative	78.4	84.5	230.2	244.4
Impairment	—	—	0.1	29.3
Interest expense, net	38.6	32.4	103.0	101.8
Other income, net	(0.4)	(1.7)	(0.9)	(1.5)
Total expenses	471.0	439.0	1,402.5	1,348.3
Income (loss) before income taxes	45.2	18.6	30.5	(85.5)
Income tax benefit (provision)	1.0	(5.8)	5.3	31.5
Net income (loss)	$46.2	$12.8	$35.8	$(54.0)
Weighted average shares outstanding:
Basic	28.5	28.3	28.4	28.3
Diluted	28.9	28.6	28.9	28.3
Earnings (loss) per share:
Basic	$1.62	$0.45	$1.26	$(1.91)
Diluted	$1.60	$0.45	$1.24	$(1.91)

HERC HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	September 30, 2018	December 31, 2017
ASSETS	(Unaudited)
Cash and cash equivalents	$18.0	$41.5
Receivables, net of allowance	373.5	386.3
Inventory	20.2	23.7
Prepaid and other current assets	22.2	23.0
Total current assets	433.9	474.5
Rental equipment, net	2,620.8	2,374.6
Property and equipment, net	287.0	286.3
Goodwill and intangible assets, net	385.5	374.9
Other long-term assets	43.6	39.4
Total assets	$3,770.8	$3,549.7
LIABILITIES AND EQUITY
Current maturities of long-term debt and financing obligations	$28.9	$25.4
Accounts payable	233.8	152.0
Accrued liabilities	119.1	113.3
Total current liabilities	381.8	290.7
Long-term debt, net	2,229.0	2,137.1
Financing obligations, net	110.9	112.9
Deferred tax liabilities	458.4	462.8
Other long-term liabilities	36.4	35.8
Total liabilities	3,216.5	3,039.3
Total equity	554.3	510.4
Total liabilities and equity	$3,770.8	$3,549.7

HERC HOLDINGS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited
(In millions)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$35.8	$(54.0)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of rental equipment	288.6	283.5
Depreciation of property and equipment	38.2	34.0
Amortization of intangible assets	3.6	3.7
Amortization of deferred debt and financing obligations costs	4.7	4.7
Stock-based compensation charges	9.9	7.5
Impairment	0.1	29.3
Provision for receivables allowance	41.0	39.4
Deferred taxes	(6.4)	(31.5)
(Gain) loss on sale of rental equipment	(6.7)	6.4
Income from joint ventures	(1.3)	(1.3)
Other	9.6	2.1
Changes in assets and liabilities:
Receivables	(46.7)	(98.6)
Inventory, prepaid and other assets	(2.2)	(6.7)
Accounts payable	(3.5)	(3.4)
Accrued liabilities and other long-term liabilities	10.3	38.5
Net cash provided by operating activities	375.0	253.6
Cash flows from investing activities:
Rental equipment expenditures	(617.5)	(356.3)
Proceeds from disposal of rental equipment	189.1	121.6
Non-rental capital expenditures	(58.5)	(57.1)
Proceeds from disposal of property and equipment	3.9	2.8
Net cash used in investing activities	(483.0)	(289.0)
Cash flows from financing activities:
Repayments of long-term debt	(123.5)	(123.5)
Proceeds from revolving lines of credit and securitization	650.8	405.9
Repayments on revolving lines of credit and securitization	(424.5)	(238.7)
Principal payments under capital lease and financing obligations	(13.1)	(11.6)
Debt extinguishment costs	(3.7)	(3.7)
Other financing activities, net	(0.2)	0.9
Net cash provided by financing activities	85.8	29.3
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(1.3)	1.3
Net decrease in cash, cash equivalents and restricted cash during the period	(23.5)	(4.8)
Cash, cash equivalents and restricted cash at beginning of period	41.5	31.0
Cash, cash equivalents and restricted cash at end of period	$18.0	$26.2

Supplemental disclosure of non-cash investing activity:
Purchases of rental equipment in accounts payable	$80.6	$106.7
Non-rental capital expenditures in accounts payable	$5.6	$1.3

HERC HOLDINGS INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
EBITDA AND ADJUSTED EBITDA RECONCILIATIONS
Unaudited
(In millions)

EBITDA and adjusted EBITDA are not recognized terms under GAAP and should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP. Further, since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies.

EBITDA and adjusted EBITDA - EBITDA represents the sum of net income (loss), provision (benefit) for income taxes, interest expense, net, depreciation of revenue earning equipment and non-rental depreciation and amortization. Adjusted EBITDA represents EBITDA plus the sum of merger and acquisition related costs, restructuring and restructuring related charges, spin-off costs, non-cash stock based compensation charges, loss on extinguishment of debt (which is included in interest expense, net), impairment charges, gain on the disposal of a business and certain other items. Management uses EBITDA and adjusted EBITDA to evaluate operating performance and period-over-period performance of our core business without regard to potential distortions, and believes that investors will likewise find these non-GAAP measures useful in evaluating the Company's performance. However, EBITDA and adjusted EBITDA do not purport to be alternatives to net income as an indicator of operating performance. Additionally, neither measure purports to be an alternative to cash flows from operating activities as a measure of liquidity, as they do not consider certain cash requirements such as interest payments and tax payments.

Adjusted EBITDA Margin - Adjusted EBITDA Margin (Adjusted EBITDA/Total Revenues) is a commonly used profitability ratio. Adjusted EBITDA Margin does not purport to be an alternative to Net Margin (Net Income/Total Revenues as calculated under GAAP) as an indicator of profitability, as it does not account for GAAP reportable expenses such as depreciation and interest or the expense or benefit from income taxes.

These measures are frequently used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net Income (loss)	$46.2	$12.8	$35.8	$(54.0)
Income tax provision (benefit)	(1.0)	5.8	(5.3)	(31.5)
Interest expense, net	38.6	32.4	103.0	101.8
Depreciation of rental equipment	98.3	96.3	288.6	283.5
Non-rental depreciation and amortization	14.3	13.4	41.8	37.7
EBITDA	196.4	160.7	463.9	337.5
Restructuring and restructuring related	—	2.7	1.0	5.5
Spin-Off costs	1.7	10.3	10.5	27.0
Non-cash stock-based compensation charges	3.3	3.0	9.9	7.5
Impairment	—	—	0.1	29.3
Other(1)	0.1	—	1.0	0.8
Adjusted EBITDA	$201.5	$176.7	$486.4	$407.6

Total revenues	$516.2	$457.6	$1,433.0	$1,262.8
Adjusted EBITDA	201.5	176.7	486.4	407.6
Adjusted EBITDA margin	39.0%	38.6%	33.9%	32.3%
(1) Comprised primarily of a one-time cash separation benefit paid to our former Chief Financial Officer as part of a Retirement and Separation Agreement for the nine months ended September 30, 2018 and transaction costs for the nine months ended September 30, 2017.

HERC HOLDINGS INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
NET RENTAL EQUIPMENT EXPENDITURES
Unaudited
(In millions)

	Nine Months Ended September 30,
	2018	2017
Rental equipment expenditures	$617.5	$356.3
Proceeds from disposal of rental equipment	(189.1)	(121.6)
Net rental equipment expenditures	$428.4	$234.7